Exhibit 99.1

Jaguar Health Promotes Carol Lizak to Chief Financial Officer

SAN FRANCISCO, CA / April 6, 2021 / Jaguar Health, Inc. (NASDAQ:JAGX) ("Jaguar" or the "Company") announced today that the Company has promoted Carol Lizak, an accomplished financial executive, to the expanded role of chief financial officer.

“We are thrilled to have Carol take on this important and expanded role as part of Jaguar's management team. Since joining Jaguar, she has played a pivotal role in the growth and development of the Company, demonstrating her expertise in business and financial strategy,” commented Lisa Conte, Jaguar's president and CEO. “Carol’s promotion is reflective of her dedicated leadership and thoughtful contributions across finance, accounting, strategic planning, and corporate strategy as we've transitioned from an R&D company to a commercial-stage entity focused on becoming a global leader in the development and commercialization of novel entries into the field of gastrointestinal health. I look forward to continuing to work with Carol as our chief financial officer."

Ms. Lizak, who joined Jaguar in May of 2019, previously held the title of senior vice president of finance and chief accounting officer at the Company. She has more than 20 years of corporate controllership and financial planning and analysis experience under U.S. GAAP & IFRS. Prior to joining Jaguar, Ms. Lizak served as senior director and corporate controller of Zosano Pharma Corporation, as controller of Quantum Secure, Inc., and as executive director, corporate controller of Alexza Pharmaceuticals, Inc. Prior thereto, she spent nine years as corporate controller of a subsidiary of HID Global Corporation. Ms. Lizak holds an MBA from Pepperdine Graziadio Business School.

About Jaguar Health, Inc. and Napo Pharmaceuticals, Inc.

Jaguar Health, Inc. is a commercial stage pharmaceuticals company focused on developing novel, plant-based, non-opioid, and sustainably derived prescription medicines for people and animals with GI distress, specifically chronic, debilitating diarrhea. Our wholly owned subsidiary, Napo Pharmaceuticals, Inc., focuses on developing and commercializing proprietary plant-based human gastrointestinal pharmaceuticals from plants harvested responsibly from rainforest areas. Our Mytesi® (crofelemer) product is approved by the U.S. FDA for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy and the only oral plant-based prescription medicine approved under FDA Botanical Guidance.

For more information about Jaguar, please visit https://jaguar.health. For more information about Napo, visit www.napopharma.com.

About Mytesi®

Mytesi® (crofelemer delayed release tablets) is an antidiarrheal indicated for the symptomatic relief of noninfectious diarrhea in adult patients with HIV/AIDS on antiretroviral therapy (ART). Mytesi® is not indicated for the treatment of infectious diarrhea. Rule out infectious etiologies of diarrhea before starting Mytesi®. If infectious etiologies are not considered, there is a risk that patients with infectious etiologies will not receive the appropriate therapy and their disease may worsen. In clinical studies, the most common adverse reactions occurring at a rate greater than placebo were upper respiratory tract infection (5.7%), bronchitis (3.9%), cough (3.5%), flatulence (3.1%), and increased bilirubin (3.1%).

More information and complete Prescribing Information are available at Mytesi.com. Crofelemer, the active ingredient in Mytesi®, is a botanical (plant-based) drug extracted and purified from the red bark sap of the medicinal Croton lechleri tree in the Amazon Rainforest. Napo has established a sustainable harvesting program for crofelemer to ensure a high degree of quality and ecological integrity.

Forward-Looking Statements

Certain statements in this press release constitute "forward-looking statements." In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expect," "plan," "aim," "anticipate," "could," "intend," "target," "project," "contemplate," "believe," "estimate," "predict," "potential" or "continue" or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Jaguar has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond Jaguar's control. Except as required by applicable law, Jaguar does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Source: Jaguar Health, Inc.

Contact:

Peter Hodge

Jaguar Health, Inc.

phodge@jaguar.health

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